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                                                                   EXHIBIT 10.37

                    AMENDMENT NO. 1 to EMPLOYMENT AGREEMENT

                                ALAN C. STANFORD

         THIS AMENDMENT NO. 1 to EMPLOYMENT AGREEMENT is made and entered into as of the 19th day of February 1998 by and between BROADWAY & SEYMOUR, INC. ("Employer") and ALAN C. STANFORD ("Employee") and amends and modifies the Employment Agreement dated September 1, 1995 (the "Agreement") by and among Employer and Employee. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

1. Section 3(d)(i) shall be amended by replacing the reference to "Employer's 1995 Stock Option Plan" with "Employer's 1996 Stock Option Plan." Accordingly, all references in the Agreement to the Stock Option Plan shall be deemed to be references to Employer's 1996 Stock Option Plan.

2. Section 5(c)(i) shall be amended by deleting subsections (A) and (B) and replacing them with the following:

         "two times (A) Employee's annual Base Salary as in effect immediately prior to the date of such event, and (B) the aggregate amount of cash bonuses paid to Employee in respect of the most recent fiscal year."

3. Section 5(e) shall be amended by adding the following at the end thereof:

         "; provided, however, that for a two-year period following such termination Employee shall continue as an employee of Employer for all purposes (including without limitation Employer's benefits plans and Employer's 1996 Stock Option Plan) and Employer shall pay to Employee any portion of Employee's Base Salary (as in effect immediately prior to such termination) not paid by the disability insurance carrier(s) then providing coverage for Employer's executive officers."

4. Section 7 shall be amended by deleting the colon and adding the following to the end of the introductory phrase:

         "and for a period of two years following termination of employment hereunder:"

5. Except as hereby amended, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


BROADWAY & SEYMOUR, INC.


By: /s/ Lillian N. Wilson                    /s/ Alan C. Stanford
    ------------------------------           -----------------------------
        Lillian N. Wilson                        Alan C. Stanford
        Vice President